SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)                  June 14, 1996
                                                   ----------------------------





                              LADD FURNITURE, INC.
             (Exact name of registrant as specified in its charter)


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                  North Carolina                    0-11577                           56-1311320


            (State or other                            (Commission                           (I.R.S. Employer
             jurisdiction                             File Number)                          Identification No.)
           of Incorporation)
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 One Plaza Center, Box HP-3, High Point, North Carolina               27261-1500
      (Address of principal executive offices)                        (Zip Code)




Registrant's telephone number, including area code              (910) 889-0333
                                                    --------------------------


                                       N/A
         (Former name or former address, if changed since last report.)




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ITEM 1.  Changes in Control of Registrant.

                  Not Applicable.


ITEM 2.  Acquisition or Disposition of Assets.

                  Not Applicable.


ITEM 3.  Bankruptcy or Receivership.

                  Not Applicable.


ITEM 4.  Changes in Registrant's Certifying Accountant.

                  Not Applicable.


ITEM 5.  Other Events.

         On March 29, 1996, the Registrant obtained a waiver (the "Initial Waiver") of a requirement contained in the Amended and Restated Credit Agreement with NationsBank, N.A., as Agent, ("NationsBank") dated October 19, 1994, as amended (the "Credit Facility") to pledge the Registrant's interests in real estate to secure the obligations under the Credit Facility by June 15, 1996, if the Credit Facility was not repaid by May 15, 1996.

         On June 14, 1996, the Registrant entered into an Amendment and Waiver Agreement No. 2 whereby it was agreed to postpone the requirement to pledge the real estate assets until July 15, 1996. Should the Registrant fail to repay all obligations under the Credit Facility by July 15, 1996, the Registrant will on July 15, 1996 execute and deliver documents necessary to provide a perfected lien on all material parcels of real estate owned by the Registrant or its subsidiaries as security for the obligations under the Credit Facility.


ITEM 6.  Resignations of Registrant's Directors.

                  Not Applicable.



                                        2

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ITEM 7.  Financial Statements and Exhibits.

                  a)       Exhibits

                           10.1 Amendment and Waiver Agreement No. 2 among LADD Furniture, Inc., NationsBank, N.A. f/k/a NationsBank, N.A. (Carolinas), f/k/a NationsBank of North Carolina, N.A., as Agent, certain identified guarantors and certain identified banks, dated June 14, 1996.

ITEM 8.  Change in Fiscal Year.

                  Not Applicable.

                                        3

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                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                               LADD FURNITURE, INC.


Date:  June 21, 1996           By: /s/William S. Creekmuir
                                   -----------------------
                                      William S. Creekmuir

                               Title: Executive Vice President, Chief Financial Officer, Treasurer and Secretary